Exhibit 99.2

April  , 2023

SICHUAN JUNHE LAW FIRM

To:	Aixin Life International, Inc.

Hongxing International Business Building 2, 14th FL,

No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

Re:	Legal Opinion on Certain PRC Law Matters

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this legal opinion, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region) and as such are qualified to issue legal opinions on the PRC laws, regulations or rules effective on the date hereof (the “PRC Laws”).

We are acting as the PRC counsel for Aixin Life International, Inc. (the “Company”), a Colorado holding company solely in connection with (A) the proposed listing of the Company’s common stocks on the Nasdaq Stock Market (the “Listing”) and (B) the proposed initial public offering and sale of a certain number of the Company’s common stocks (the ‘‘Offering”), in connection with the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, including all amendments or supplements thereto (the “Registration Statement”).

As used in this opinion, (A) “PRC Authorities” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC; (B) “Governmental Authorizations” means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, registrations, exemptions, permissions, annual inspections, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Laws; (C) “PRC Subsidiaries” means the subsidiaries of the Company incorporated in the PRC as listed in Appendix A hereto; (D) “M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009; (E) “Trial Measures” means the set of regulations issued by the CSRC for the filing-based administration of overseas securities offerings and listing by PRC based companies incorporated in mainland China which become effective March 31, 2023; and (F) “Prospectuses” mean the prospectus, including all amendments or supplements thereto, that form parts of the Registration Statement.

1

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company, the PRC Subsidiaries and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, the certificates issued by the PRC Authorities and officers of the Company (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this opinion, we have assumed:

(1)	the genuineness of all the signatures, seals and chops;

(2)	the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;

(3)	the truthfulness, accuracy, completeness and fairness of all factual statements contained in the Documents;

(4)	that the Documents have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents;

(5)	that all information (including factual statements) provided to us by the Company, the PRC Subsidiaries in response to our enquiries for the purpose of this opinion is true, accurate, complete and not misleading, and that the Company, the PRC Subsidiaries have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(6)	that all parties have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

(7)	that all parties have duly executed, delivered and performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties;

(8)	that all Governmental Authorizations and other official statement or documentation were obtained from competent PRC Authorities by lawful means;

(9)	that all the Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them, other than PRC Laws; and

(10)	that this opinion is limited to matters of the PRC Laws effective as the date hereof. We have not investigated, and we do not express or imply any opinion on accounting, auditing, or laws of any other jurisdiction.

2

I.	Opinions

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

(i)	Based on our understanding of the current PRC Laws, the ownership structures of the PRC Subsidiaries is in compliance, and immediately after this Offering will comply, with applicable PRC Laws. The descriptions of the corporate structure of the PRC Subsidiaries are true and accurate and nothing has been omitted from such descriptions which would make the same misleading in any material respects.

(ii)	Under the M&A Rules, the approval of the Ministry of Commerce of China must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. At present, only one administrative license related to overseas public offering and listing is enacted, that is, “examination and approval of overseas public offering shares and listing (including additional issuance) of joint-stock companies”. Such examination and approval license requirements are only applicable to issuers which are formed as PRC joint-stock companies in China under PRC law. None of the operating PRC Subsidiaries is formed as a PRC joint-stock company in China. As such, based on our understanding of the PRC Laws (including the M&A Rules), a prior approval from the CSRC is not required for the Offering. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

(iii)	On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”), which were open for public comments by January 23, 2022. Pursuant to the Administration Provisions and Measures domestic companies seeking to list outside of China must carry out relevant security screening procedures if their businesses involve activities requiring supervision such as foreign investment security and cyber security reviews. The Administration Provisions and Measures have not yet come into effect and it is uncertain when the Administration Provision and the Measures will take effect, and whether when they will take effect as currently drafted or if whether the PRC Subsidiaries will be subject to such measures when they come into effect. As such, based because the Administration Provisions and Measures have not yet come into effect, a prior approval from the CSRC is not required for the Offering as a result of the issuance made on December 24, 2021.

(iv)

On February 17, 2023, the CSRC issued the Trial Measures. The Trial Measures are comprised of six documents, namely the Trial Administrative Measures of Overseas Securities Offering and Listing by China-based Companies and five supporting guidelines. The Trial Measures lay out the filing regulations for both direct and indirect overseas listings and clarify the criteria for determining whether a listing constitutes an indirect overseas listing in an overseas market. The Trial Measures stipulate that a China-based company shall fulfill the filing procedures within three business days after the issuer makes an application for an initial public offering and listing in an overseas market. According to the Notice on Administrative Arrangement of Overseas Securities Offering and Listing by China-based Companies issued on February 17, 2023, enterprises that as of March 31, 2023, have securities that are listed overseas or fall under the circumstances described in clauses (i) through (iii) below shall constitute “Existing Issuers” and are not required to conduct the overseas listing filing procedure immediately, but shall carry out filing procedures as required if they conduct a secondary offering. The circumstances which resulting in an entity being an Existing Issuer are (i) the application for an indirect overseas offering or listing by the entity shall have been approved by the overseas regulatory authorities or the overseas stock exchanges (for example, a contemplated offering and/or listing in the United States has obtained approval for its registration statements from the SEC), (ii) it is not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and (iii) such overseas securities offering or listing shall be completed before September 30, 2023. Based on our understanding of the provisions under the PRC Laws, we are of the opinion that neither the Company nor any of the operating PRC Subsidiaries is required to file with the CSRC under the Trial Measures for the Offering (including the offering of the Company’s common stock to U.S. investors) and the listing and trading of the Company’s common stock on Nasdaq Stock Market before the Offering is completed.

3

As of the date of this prospectus, the Company has not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, CAC or any other PRC governmental authorities, and we are of the opinion that the PRC Subsidiaries have obtained all requisite permissions and approvals from PRC governmental authorities to operate their businesses as currently conducted under relevant PRC laws and regulations.

(iv)	The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocal arrangements with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(iv)	Based on our understanding of the current PRC Laws after due and reasonable inquiry, we believe: (i) neither the Company nor any of its PRC Subsidiaries is among the “operators of critical information infrastructure” or “online platform operators” as defined by the Measures for Cybersecurity Review (2021 version) which was promulgated and took effect on February 15, 2022; (ii) neither the Company nor any of its PRC Subsidiaries is directly subject to the regulatory actions or statements which the PRC Authorities initiated recently on securities market, cybersecurity review and anti-monopoly enforcement, as the Company and its PRC Subsidiaries have not implemented any monopolistic behavior and their business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry; and (iii) other than those requisite permissions that the Company’s PRC Subsidiaries have obtained for a domestic company in China to engage in the similar businesses, neither the Company nor any of its PRC Subsidiaries is required to obtain any permission from any PRC Authorities, including, without limitation, the CSRC and the Cyberspace Administration of China, to conduct its operations and the Offering (including offering securities to foreign investors). However, since the Measures for Cybersecurity Review was recently adopted, and there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to current and future PRC Laws, overseas securities offerings and other capital markets activities, and there can be no assurance that the PRC Authorities will take a view that is not contrary to or otherwise different from our opinion stated above.

4

(v)	To the best of our knowledge after due and reasonable inquiry, the statements in the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business,” “Certain Relationships and Related Transactions”, and elsewhere insofar, to the extent that such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC Laws, are true, accurate and correct in all material respects, and fairly present or fairly summarize in all material respects the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements do not contain an untrue statement of a material fact, and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

(vi)	The statements set forth in the Registration Statement under the heading “Prospectus Summary — Transfers of Cash to and from our Subsidiaries”, to the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, constitute our opinion on such matters.

II.	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is, in so far as it relates to the validity and enforceability of a contract, subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights, (iii) certain equitable, legal or statutory principles affecting the validity and enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary at the conclusions thereof; and (v) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.

(b)	This opinion is subject to the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(c)	This opinion relates only to PRC Laws and there is no assurance that any of such PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We express no opinion as to any laws other than PRC Laws.

(d)	This opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement submitted to the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Prospectus Summary,” “Risk Factors”, and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/S/ Sichuan Junhe Law Firm

Sichuan Junhe Law Firm

5

Appendix A

List of PRC Subsidiaries

Chengdu AiXin Zhonghong Biological Technology Co., Ltd.,	China	100%

Yunnan Runcangsheng Technology Co. Limited	China	100%

Aixin Shangyan Hotel Management Co., Ltd.	China	100%

Chengdu Aixintang Pharmacy Co., Ltd.	China	100%

Chengdu Aixintang Pharmacy Co., Ltd. Jianyang Branch	China	100	%*

Chengdu Aixintang Pharmacy Co., Ltd. Mianyang Branch	China	100	%*

Chengdu Aixintang Liucheng Pharmacy Co., Ltd.	China	100	%*

Chengdu Aixintang Pharmacy Co., Ltd. Xinjin Branch	China	100	%*

Chengdu Henenghupo Phamacy Co, Ltd	China	100	%*

Qionglai Weide Pharmacy	China	100	%*

Chengdu Wenjiang Aixinhui Pharmacy Co., Ltd.	China	100	%*

Chengdu Beibang Pharmacy Co., Ltd.	China	100	%*

Chengdu Xindu District Cundetang Pharmacy Co., Ltd.	China	100	%*

* Owned by Chengdu Aixintang Pharmacy Co., Ltd.

6